Exhibit 99.01
Cadence Reports Second Quarter 2016 Financial Results
SAN JOSE, Calif. — July 25, 2016 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter 2016.
Cadence reported second quarter 2016 revenue of $453 million, compared to revenue of $416 million reported for the same period in 2015. On a GAAP basis, Cadence recognized net income of $49 million, or $0.17 per share on a diluted basis, in the second quarter of 2016, compared to net income of $58 million, or $0.19 per share on a diluted basis, for the same period in 2015.
Using the non-GAAP measure defined below, net income in the second quarter of 2016 was $86 million, or $0.29 per share on a diluted basis, as compared to net income of $85 million, or $0.27 per share on a diluted basis, for the same period in 2015.
“The second quarter was highlighted by strong business with systems companies across multiple vertical segments,” said Lip-Bu Tan, president and chief executive officer. “Demand for our new Palladium® Z1 emulation platform led to another record quarter for hardware revenue, and we introduced the next generation of our OrCAD® and Allegro® families of printed circuit board design products with support for flexible board technology.”
“Through strong execution Cadence again produced good financial results in a challenging environment,” said Geoff Ribar, senior vice president and chief financial officer. “Since our current stock repurchase program began in Q3 of 2015, we have repurchased a total of 32.9 million shares for $720 million, representing approximately 11 percent of shares outstanding.”
CFO Commentary
Commentary on the second quarter 2016 financial results by Geoff Ribar, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the third quarter of 2016, the company expects total revenue in the range of $440 million to $450 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.27 to $0.29.
For 2016, the company expects total revenue in the range of $1.800 billion to $1.830 billion. On a GAAP basis, net income per diluted share for 2016 is expected to be in the range of $0.70 to $0.76. Using the non-GAAP measure defined below, net income per diluted share for 2016 is expected to be in the range of $1.17 to $1.23.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a second quarter 2016 financial results audio webcast today, July 25, 2016, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 25, 2016 at 5 p.m. (Pacific) and ending September 16, 2016 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Allegro, OrCAD and Palladium are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s second quarter 2016 financial results, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to convertible notes, stock-based compensation expense, acquisition and integration-related costs including retention expenses, special charges, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	July 2, 2016	July 4, 2015
	(unaudited)
(in thousands)
Net income on a GAAP basis	$49,335	$58,160
Amortization of acquired intangibles	15,083	16,224
Stock-based compensation expense	25,356	21,703
Non-qualified deferred compensation expenses	359	37
Restructuring and other charges (credits)	(74)	(498)
Acquisition and integration-related costs	7,190	1,681
Amortization of debt discount on convertible notes	—	2,470
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(594)	(311)
Income tax effect of non-GAAP adjustments	(11,053)	(14,091)
Net income on a non-GAAP basis	$85,602	$85,375

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	July 2, 2016	July 4, 2015
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.17	$0.19
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.09	0.07
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.02	—
Amortization of debt discount on convertible notes	—	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.04)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.29	$0.27
Shares used in calculation of diluted net income per share — GAAP**	295,201	313,665
Shares used in calculation of diluted net income per share — non-GAAP**	295,201	313,665

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 16, 2016, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s third quarter 2016 earnings release is published, which is currently scheduled for October 24, 2016.

For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Craig Cochran
Cadence Design Systems, Inc.
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 2, 2016 and January 2, 2016
(In thousands)
(Unaudited)

	July 2, 2016	January 2, 2016
Current assets:
Cash and cash equivalents	$669,573	$616,686
Short-term investments	34,745	94,498
Receivables, net	156,444	164,848
Inventories	61,932	56,762
Prepaid expenses and other	39,485	31,441
Total current assets	962,179	964,235
Property, plant and equipment, net of accumulated depreciation of $604,532 and $581,345, respectively	235,911	228,599
Goodwill	573,714	551,772
Acquired intangibles, net of accumulated amortization of $239,170 and $216,589, respectively	287,888	296,482
Long-term receivables	17,368	4,498
Other assets	300,813	299,929
Total assets	$2,377,873	$2,345,515
Current liabilities:
Revolving credit facility	$50,000	$—
Accounts payable and accrued liabilities	224,685	238,022
Current portion of deferred revenue	289,786	298,285
Total current liabilities	564,471	536,307
Long-term liabilities:
Long-term portion of deferred revenue	38,094	30,209
Long-term debt	643,073	343,288
Other long-term liabilities	56,842	59,596
Total long-term liabilities	738,009	433,093
Stockholders’ equity	1,075,393	1,376,115
Total liabilities and stockholders’ equity	$2,377,873	$2,345,515

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended July 2, 2016 and July 4, 2015
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Revenue:
Product and maintenance	$419,963	$384,951	$831,707	$768,588
Services	33,058	30,932	69,176	58,661
Total revenue	453,021	415,883	900,883	827,249
Costs and expenses:
Cost of product and maintenance	42,960	31,715	87,141	73,774
Cost of services	18,823	20,040	36,696	38,566
Marketing and sales	101,110	96,662	200,310	196,930
Research and development	182,371	157,974	362,277	320,970
General and administrative	36,388	27,467	64,688	55,109
Amortization of acquired intangibles	4,537	6,119	10,317	12,350
Restructuring and other charges (credits)	(74)	(498)	14,512	3,861
Total costs and expenses	386,115	339,479	775,941	701,560
Income from operations	66,906	76,404	124,942	125,689
Interest expense	(5,896)	(8,180)	(11,253)	(19,934)
Other income, net	2,842	1,347	7,605	6,128
Income before provision for income taxes	63,852	69,571	121,294	111,883
Provision for income taxes	14,517	11,411	21,397	17,464
Net income	$49,335	$58,160	$99,897	$94,419
Net income per share - basic	$0.17	$0.20	$0.34	$0.33
Net income per share - diluted	$0.17	$0.19	$0.33	$0.30
Weighted average common shares outstanding - basic	288,191	285,297	292,403	284,910
Weighted average common shares outstanding - diluted	295,201	313,665	299,318	312,756

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 2, 2016 and July 4, 2015
(In thousands)
(Unaudited)

	Six Months Ended
	July 2, 2016	July 4, 2015
Cash and cash equivalents at beginning of period	$616,686	$932,161
Cash flows from operating activities:
Net income	99,897	94,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,759	58,963
Amortization of debt discount and fees	527	8,971
Stock-based compensation	49,988	43,564
Gain on investments, net	(3,265)	(1,590)
Deferred income taxes	10,252	7,097
Other non-cash items	750	1,142
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(3,532)	(8,078)
Inventories	(10,296)	(6,243)
Prepaid expenses and other	(8,690)	(8,036)
Other assets	(8,709)	1,117
Accounts payable and accrued liabilities	(14,012)	(20,653)
Deferred revenue	(7,412)	5,827
Other long-term liabilities	(4,700)	(8,058)
Net cash provided by operating activities	163,557	168,442
Cash flows from investing activities:
Purchases of available-for-sale securities	(20,525)	(59,516)
Proceeds from the sale of available-for-sale securities	55,168	37,586
Proceeds from the maturity of available-for-sale securities	26,115	15,600
Proceeds from the sale of long-term investments	2,583	2,293
Purchases of property, plant and equipment	(28,287)	(24,067)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(41,627)	—
Net cash used for investing activities	(6,573)	(28,104)
Cash flows from financing activities:
Proceeds from term loan	300,000	—
Proceeds from revolving credit facility	50,000	—
Payment of convertible notes	—	(349,999)
Payment of convertible notes embedded conversion derivative liability	—	(530,643)
Proceeds from convertible notes hedges	—	530,643
Payment of debt issuance costs	(622)	—
Excess tax benefits from stock-based compensation	—	10,097
Proceeds from issuance of common stock	36,296	38,167
Stock received for payment of employee taxes on vesting of restricted stock	(17,490)	(15,814)
Payments for repurchases of common stock	(480,100)	(93,076)
Net cash used for financing activities	(111,916)	(410,625)
Effect of exchange rate changes on cash and cash equivalents	7,819	(14,023)
Increase (decrease) in cash and cash equivalents	52,887	(284,310)
Cash and cash equivalents at end of period	$669,573	$647,851

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2015					2016
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	47%	48%	48%	48%	47%	49%	47%
Asia	24%	23%	25%	25%	24%	22%	24%
Europe, Middle East and Africa	19%	20%	18%	17%	19%	19%	20%
Japan	10%	9%	9%	10%	10%	10%	9%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2015					2016
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification, including Emulation Hardware	23%	21%	23%	25%	23%	26%	27%
Digital IC Design and Signoff	28%	29%	28%	28%	28%	30%	27%
Custom IC Design	27%	27%	26%	25%	26%	25%	26%
System Interconnect and Analysis	11%	11%	10%	10%	11%	9%	10%
IP	11%	12%	13%	12%	12%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of July 25, 2016
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending October 1, 2016	Year Ending December 31, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.17 to $0.19	$0.70 to $0.76
Amortization of acquired intangibles	0.05	0.21
Stock-based compensation expense	0.10	0.38
Restructuring and other charges	—	0.05
Acquisition and integration-related costs	—	0.04
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.20)
Diluted net income per share on a non-GAAP basis†	$0.27 to $0.29	$1.17 to $1.23

Cadence Design Systems, Inc.
As of July 25, 2016
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending October 1, 2016	Year Ending December 31, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$48 to $54	$203 to $221
Amortization of acquired intangibles	14	61
Stock-based compensation expense	28	109
Restructuring and other charges	—	15
Acquisition and integration-related costs	1	11
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(3)
Income tax effect of non-GAAP adjustments	(14)	(57)
Net income on a non-GAAP basis†	$77 to $83	$339 to $357

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.